                                                                    EXHIBIT 10.4

      (Certain confidential portions of this Exhibit have been omitted, as indicated by an {*} on the margin or in the text, and
                          filed with the Commission.)



                               SERVICES AGREEMENT

                                 by and between

                        MORGAN STANLEY DEAN WITTER & CO.

                                      and

                  INTERNATIONAL BUSINESS MACHINES CORPORATION


                          Effective as of July 1, 1999

                               TABLE OF CONTENTS
                               -----------------

1.    BACKGROUND AND CONSTRUCTION..................................................1
   1.1   Background................................................................1
   1.2   Construction..............................................................1

2.    DEFINITIONS..................................................................2
   2.1   Certain Definitions.......................................................2
   2.2   Other Terms...............................................................8

3.    SERVICES.....................................................................8
   3.1   Provision of Services.....................................................8
   3.2   Recipients of the Services................................................9
   3.3   {*}.....................................................................{*}
   3.4   Refresh..................................................................10
   3.5   {*}.....................................................................{*}
   3.6   {*}.....................................................................{*}

4.    TERM........................................................................12
   4.1   Term.....................................................................12
   4.2   Renewal..................................................................12
   4.3   Extension................................................................12
   4.4   Termination of Previous Agreement........................................12

5.    IBM PERSONNEL...............................................................13
   5.1   Key IBM Positions........................................................13
   5.2   Qualifications and Replacement of IBM Personnel..........................14
   5.3   {*}.....................................................................{*}

6.    EQUIPMENT AND FACILITIES....................................................15
   6.1   MSDW Equipment...........................................................15
   6.2   Other Equipment..........................................................15
   6.3   MSDW Facilities..........................................................16

7.    {*}........................................................................{*}
   7.1   {*}.....................................................................{*}
   7.2   {*}.....................................................................{*}
   7.3   {*}.....................................................................{*}
   7.4   {*}.....................................................................{*}
   7.5   {*}.....................................................................{*}
   7.6   {*}.....................................................................{*}
   7.7   Export...................................................................22
   7.8   Required Consents........................................................22

8.    PERFORMANCE STANDARDS.......................................................23
   8.1   General..................................................................23
   8.2   Failure to Perform.......................................................23
   8.3   Periodic Reviews.........................................................24
   8.4   Measurement and Monitoring Tools.........................................24

9.    PROJECT AND CONTRACT MANAGEMENT.............................................24
   9.1   Steering Committee.......................................................24
   9.2   Reports..................................................................25

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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

   9.3   Meetings.................................................................25
   9.4   Procedures Manual........................................................26
   9.5   Change Control...........................................................27
   9.6   Use of Subcontractors....................................................28
   9.7   Annual Technology Plan...................................................29
   9.8   Quality Assurance and Improvement Programs...............................30
   9.9   Productivity and Management Tools........................................30

10.   AUDITS......................................................................31
   10.1     Audit Rights..........................................................31
   10.2     Audit Follow-up.......................................................31
   10.3     Records Retention.....................................................32

11.   MSDW RESPONSIBILITIES.......................................................32
   11.1     Responsibilities......................................................32
   11.2     {*}..................................................................{*}

12.   CHARGES.....................................................................33
   12.1     General...............................................................33
   12.2     Incidental Expenses...................................................33
   12.3     Taxes.................................................................33
   12.4     New Services..........................................................34
   12.5     {*}..................................................................{*}
   12.6     Cost of Living Adjustment.............................................36
   12.7     {*}..................................................................{*}

13.   INVOICING AND PAYMENT.......................................................38
   13.1     Invoicing.............................................................38
   13.2     Payment Due...........................................................39
   13.3     Accountability........................................................39
   13.4     Proration.............................................................39
   13.5     Set Off...............................................................39
   13.6     Disputed Charges......................................................40

14.   SAFEGUARDING OF MSDW DATA...................................................40
   14.1     Safeguarding MSDW Data................................................40
   14.2     Unauthorized Access...................................................40

15.   CONFIDENTIALITY.............................................................41
   15.1     Confidential Information..............................................41
   15.2     Obligations...........................................................42
   15.3     Exclusions............................................................43
   15.4     Loss of Confidential Information......................................44
   15.5     No Implied Rights.....................................................44
   15.6     Survival..............................................................44

16.   REPRESENTATIONS AND WARRANTIES..............................................44
   16.1     Work Standards........................................................44
   16.2     {*}..................................................................{*}
   16.3     {*}..................................................................{*}
   16.4     {*}..................................................................{*}
   16.5     Non-Infringement......................................................45
   16.6     Software Ownership or Use.............................................45

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                                       ii

   16.7     Compliance With Laws and Regulations; Non-Contravention...............45
   16.8     Authorization.........................................................46
   16.9     Inducements...........................................................46
   16.10    {*}..................................................................{*}
   16.11    {*}..................................................................{*}
   16.12    {*}..................................................................{*}
   16.13    Disclaimer............................................................47

17.   INSURANCE AND RISK OF LOSS..................................................47
   17.1     Insurance.............................................................47
   17.2     Risk of Loss..........................................................48

18.   INDEMNITIES.................................................................48
   18.1     Indemnity by IBM......................................................48
   18.2     Indemnity by MSDW.....................................................48
   18.3     Additional Indemnities................................................49
   18.4     Indemnification Procedures............................................49
   18.5     Subrogation...........................................................50

19.   LIABILITY...................................................................50
   19.1     General Intent........................................................50
   19.2     Liability Restrictions................................................50
   19.3     Force Majeure.........................................................51

20.   DISPUTE RESOLUTION..........................................................52
   20.1     Informal Dispute Resolution...........................................52
   20.2     Formal Dispute Resolution.............................................53
   20.3     Continued Performance.................................................54
   20.4     Governing Law.........................................................54
   20.5     Limitations Period....................................................54

21.   TERMINATION.................................................................54
   21.1     Termination for Cause.................................................54
   21.2     {*}..................................................................{*}
   21.3     Termination of SSAs and NSAs..........................................55
   21.4     Extension of Termination Effective Date...............................55
   21.5     Termination/Expiration Assistance.....................................55
   21.6     {*}..................................................................{*}

22.   GENERAL.....................................................................56
   22.1     Binding Nature and Assignment.........................................56
   22.2     Entire Agreement......................................................57
   22.3     Notices...............................................................57
   22.4     Counterparts..........................................................57
   22.5     Headings..............................................................58
   22.6     Relationship of Parties...............................................58
   22.7     Severability..........................................................58
   22.8     Consents and Approval.................................................58
   22.9     Waiver of Default; Cumulative Remedies................................58
   22.10    Survival..............................................................59
   22.11    Public Disclosures....................................................59
   22.12    Service Marks.........................................................59

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                                       iii

   22.13    Third Party Beneficiaries.............................................59
   22.14    Amendment.............................................................59
   22.15    Order of Precedence...................................................59
   22.16    Covenant of Good Faith................................................60



SCHEDULE A    Scope of Services............................................A-1

SCHEDULE B    Performance Standards........................................B-1

SCHEDULE C    Charges......................................................C-1

SCHEDULE D    Key IBM Positions............................................D-1

SCHEDULE E    Software.....................................................E-1

SCHEDULE F    {*}..........................................................{*}

SCHEDULE G    Termination/Expiration Assistance............................G-1

SCHEDULE H    SSAs and Certain Other Documents.............................H-1

SCHEDULE I    New Services Amendment Form..................................I-1

SCHEDULE J    Equipment....................................................J-1

SCHEDULE K    {*}..........................................................{*}

SCHEDULE L    {*}..........................................................{*}

SCHEDULE M    Certain Leases, Licenses and Contracts.......................M-1

SCHEDULE N    International Agreements.....................................N-1

SCHEDULE O    Service Delivery Processes...................................O-1

                               SERVICES AGREEMENT

This Services Agreement (the "Agreement"), effective as of July 1, 1999 (the "Effective Date"), is entered into by and between Morgan Stanley Dean Witter & Co., a Delaware corporation with a place of business located at 2500 Lake Cook Road, Riverwoods, Illinois 60015 ("MSDW"), and International Business Machines Corporation, a New York corporation with its principal place of business located at New Orchard Road, Armonk, New York 10504 ("IBM"). As used in the Agreement, "Party" means either MSDW or IBM, as appropriate, and "Parties" means MSDW and IBM. The Parties agree that the following terms and conditions shall apply to the services to be provided by IBM under the Agreement in consideration of certain payments to be made by MSDW.

1.        BACKGROUND AND CONSTRUCTION

1.1       Background.
          ----------

          This Agreement is being made and entered into with reference to the following:

(a) On November 30, 1992, MSDW (f/k/a Dean Witter Financial Services Group, Inc.) and IBM (f/k/a Advantis) entered into that certain Master Agreement for Systems Operations Services whereby IBM agreed to provide MSDW with certain data networking services, data processing services and voice networking services to MSDW as consideration for MSDW's commitment to pay certain minimum annual payments to IBM.

(b) On March 13, 1997, MSDW (f/k/a Dean Witter, Discover & Co.) and IBM (f/k/a Advantis) entered into that certain Amended Agreement for Systems Operations Services (the "Previous Agreement"), which amended and restated the Master Agreement for Systems Operations Services between MSDW and IBM. Under the Previous Agreement, as amended, IBM agreed to provide MSDW, MSDW's affiliates, and the clients of such entities certain data networking services, data processing services and voice networking services as consideration for MSDW's commitment to pay certain amounts to IBM.

(c) Prior to MSDW's divestiture of SPS Payment Systems, Inc. ("SPS"), SPS was an Affiliate of MSDW entitled to receive services provided by IBM under the Previous Agreement. As of the Effective Date, SPS is no longer an Affiliate of MSDW.

1.2       Construction.
          ------------

(a) Terms other than those defined in the Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the information technology services industry shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.

(b) References to an "Article," "Section," or "Subsection" shall be references to the articles, sections, and subsections of this Services Agreement, unless otherwise specifically stated.

(c) The Article and Section headings in the Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of the Agreement.

(d) The words "include," "includes", and "including" shall mean "include but are not limited to", "includes but is not limited to", and "including but not limited to", respectively.

2.        DEFINITIONS

2.1       Certain Definitions.
          -------------------

          As used in the Agreement:

(a) "Affiliate" means, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity.

(b) "Agreement" means this Services Agreement and the Schedules attached to this Services Agreement, which Schedules are hereby incorporated by this reference into this Services Agreement.

(c)  "Annex" shall mean any of the annexes attached to an Attachment.

(d) "Applications Software" or "Applications" means those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform specific user related data processing and telecommunications tasks and that are required for the provision of, or are otherwise used in conjunction with, the Services.{*}

(e) "Attachment" means any attachment attached to a Schedule, including any Annexes attached to such attachment which Annexes are hereby incorporated by reference into such attachment by this reference subject to Section 22.15.

(f)  {*}

(g)  {*}

(h)  "Change Control Procedures" has the meaning set forth in Section 9.5(b).

(i)  "Confidential Information" has the meaning set forth in Section 15.1.

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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(j) "Contract Year" means any twelve (12) month period commencing on the Effective Date or any anniversary thereof.

(k) "Control" and its derivatives mean with regard to any entity (i) the legal, beneficial, or equitable ownership, directly or indirectly, of greater than fifty percent (50%) of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights {*}.

(l) "Data Network Services" means collectively (i) those services, functions and responsibilities described in Article 3 of Schedule A to the Agreement, and (ii) those services, functions and responsibilities described in
     Article 4 of Schedule A to the Agreement to the extent applicable to those services, functions and responsibilities described in such Article 3, as such services, functions and responsibilities described in (i) and (ii) may evolve during the Term and be supplemented and enhanced as provided by the Agreement.

(m)  {*}

(n) "Effective Date" has the meaning set forth in the preamble to this Services Agreement.

(o) "Equipment" means the computer and telecommunications equipment owned or leased by MSDW or IBM (or in the case of either Party, by an Affiliate of such Party {*}) that are necessary or used to provide the Services. Equipment includes the following: (i) computer equipment and associated attachments, features, accessories, peripheral devices, and other equipment, (ii) telecommunications equipment, including private branch exchanges, multiplexers, modems, hubs, bridges, routers, and other telecommunications equipment; and (iii) related services (e.g., maintenance and support services, upgrades, subscription services) provided by third parties (e.g., vendor, manufacturer, lessor) in the same contract covering the provision of such Equipment. {*}

(p)  "Extraordinary Event" has the meaning set forth in Section 12.5.

(q)  "Force Majeure Event" shall have the meaning set forth in Section 19.3(a).

(r)  "Former Affiliate" has the meaning set forth in Section 3.2(b).

(s)  "IBM" has the meaning set forth in the preamble to this Services Agreement.

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                                       3

(t)   {*}

(u)   "IBM Confidential Information" has the meaning set forth in Section
      15.1(c).

(v) "IBM Equipment" means Equipment that is owned or leased by IBM or any of IBM's Affiliates. {*}

(w) "IBM Facility" means any operating location or office of IBM, any IBM Affiliate {*} of either of such entities, from which Services are provided.

(x) "IBM Personnel" means {*} employees of IBM or its Affiliates, including any temporary-duty personnel, that perform any of the Services, {*}.

(y)   "IBM Project Executive" has the meaning set forth in Subsection 5.1(c).

(z) "IBM Software" means Software used by IBM in providing the Services that is owned by IBM or any IBM Affiliate. {*}

(aa) "International Agreements" shall have the meaning set forth in Schedule N of the Agreement.

(bb) "IPSS Services" means collectively (i) those services, functions and responsibilities described in Article 2 of Schedule A to the Agreement, and (ii) those services, functions and responsibilities described in
      Article 4 of Schedule A to the Agreement to the extent applicable to those services, functions and responsibilities described in such Article 2,as such services, functions and responsibilities described in (i) and (ii) may evolve during the Term and be supplemented and enhanced as provided by the Agreement.

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                                       4

(cc) {*}

(dd) "Key IBM Positions" means the positions set forth as such in Schedule D.

(ee) "Losses" means all losses, liabilities, damages and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

(ff) "Minimum Annual Revenue Commitment" shall have the meaning set forth in Schedule C.

(gg) {*}

(hh) "Monthly Performance Report" has the meaning set forth in Section 9.2.

(ii) "MSDW" has the meaning set forth in the preamble to this Services
     Agreement.

(jj) "MSDW Business Unit" means any of the Affiliates of MSDW from time to time and includes, with respect to any particular MSDW Affiliate, any entity permitted to receive Services from IBM pursuant to the Agreement. As of the Effective Date, the MSDW Business Units include: Novus Financial Corporation ("Novus Financial"), Discover Financial Services, Inc. ("Discover"), Dean Witter Reynolds Inc. (also known as Private Client Group) ("DWR", "Private Client Group" or "PCG") , and Morgan Stanley & Co. ("Morgan Stanley").

(kk) "MSDW Confidential Information" has the meaning set forth in Subsection 15.1(b).

(ll) "MSDW Contract Executive" has the meaning set forth in Subsection 11.1(a).

(mm) "MSDW Data" means {*} all information provided to IBM, {*} by or on behalf of any recipient of the Services (as described in Section 3.2) that is entered into, or transmitted by or through, Software or Equipment {*}.

(nn) "MSDW Equipment" shall mean Equipment that is owned or leased by MSDW or any of MSDW's Affiliates. As of the Effective Date, MSDW Equipment includes that Equipment set forth as such in Schedule J.

(oo) "MSDW Facility" means any operating location or office of MSDW or MSDW's Affiliates for which access to IBM Personnel is necessary for such personnel to provide the Services.

(pp) "MSDW Software" means Software owned by MSDW or any MSDW Affiliate (whether or not created by MSDW or an MSDW Affiliate) that is used to provide the Services. {*}

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                                       5

(qq) "New Services Amendment" or "NSA" shall mean an amendment to this Agreement in which IBM agrees to provide New Services to MSDW pursuant to pricing and terms set forth in such NSA. Each NSA shall be incorporated by reference into this Agreement and subject to the order of precedence set forth in Section 22.15. A form NSA is set forth in Schedule I.

(rr) "Out-of-Pocket Expenses" means reasonable and actual out-of-pocket expenses incurred by IBM for equipment, materials, supplies, or other services {*}.

(ss) "Party" and "Parties" have the meaning set forth in the preamble to this Services Agreement.

(tt)   "Performance Standard" has the meaning given in Section 8.1(a).

(uu) "Previous Agreement" has the meaning set forth in Subsection 1.1(b). "Previous Agreement" shall include all Special Services Amendments executed under the Previous Agreement.

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                                       6

(vv)   "Procedures Manual" has the meaning set forth in Section 9.4.

(ww) "Required Consents" means any consents, approvals and authorizations from third parties necessary to permit a Party to access Equipment or Software as provided by the Agreement.

(xx) "Schedule" means any schedule attached to this Services Agreement, including any Attachments attached to such schedule which Attachments are hereby incorporated into such schedule by this reference subject to
       Section 22.15.

(yy)   "Services Agreement" means this Services Agreement between MSDW and IBM.

(zz)   "Services" has the meaning set forth in Section 3.1(a).

(aaa) "Software" means either of or both of Applications Software and Systems Software, as applicable.

(bbb) "Source Code" shall mean the source code form of software, including source code listings as then commented, system and program flowcharts, and such other components, programs and documents necessary to fully utilize, modify and maintain such software, including all necessary support routines, all of which, where applicable, shall be on media able to be read and processed.

(ccc)  "SPS" has the meaning set forth in Section 1.1(c).

(ddd) "SSA" means any of those Special Services Amendments being continued from the Previous Agreement; SSAs are as set forth in Schedule H.

(eee) "Systems Software" means those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform tasks basic to the functioning of Equipment and that are required to operate the Applications Software or otherwise support the provision of the Services. Systems Software includes operating systems, utilities, job scheduling, security, online terminal environments, and file management subsystems. {*}

(fff)  "Technology Plan" has the meaning set forth in Section 9.7.

(ggg)  "Term" has the meaning specified in Section 4.1.

(hhh) "Termination/Expiration Assistance" has the meaning set forth in Subsection 21.5(a).

(iii) "Third Party Applications Software" means Third Party Software that is Applications Software.

(jjj) "Third Party Software" means {*} the Applications Software and Systems Software that is provided under license to IBM or MSDW (or in the case of either Party, to an Affiliate of such {*}) by a third party, and shall include any ongoing services


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                                       7

       (e.g., maintenance and support services, upgrades, subscription services) provided by third parties (e.g., {*} vendor, manufacturer, lessor) in the same license covering such Software. {*}

(kkk) "Third Party Systems Software" means Third Party Software that is Systems Software.

(lll)  {*}

(mmm) "Voice Services" shall have the meaning set forth in Section 3.1(a)(ii) of the Agreement.

(nnn)  {*}

2.2         Other Terms.
            -----------

          Other terms used in the Agreement are defined in the context in which they are used and shall have the meanings there indicated.

3.          SERVICES

3.1         Provision of Services.
            ---------------------

(a) Commencing on the Effective Date, IBM shall provide the following services and perform the following functions and responsibilities (such services, functions and responsibilities set forth in this Subsection (a) collectively the "Services"):

(i) the services, functions and responsibilities described in the Agreement, as such services, functions and responsibilities may evolve during the Term and be supplemented and enhanced as provided by the Agreement;

(ii) the services, functions and responsibilities described in exhibit 3 of the Previous Agreement (such services, functions and responsibilities the "Voice Services");

(iii) the services, functions and responsibilities set forth in the International Agreements;


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                                       8

(iv) the services, functions and responsibilities described in the SSAs, notwithstanding the termination of the Previous Agreement pursuant to
       Section 4.4;

(v)    the services, functions and responsibilities not described in Subsections
       (i), (ii), (iii) and (vi) of this Subsection (a) but which were previously performed by IBM under the Previous Agreement, excluding (A) those services, functions and responsibilities described in any Special Services Amendment under the Previous Agreement that is not being continued under this Agreement, and (B) those services, functions and responsibilities which the Agreement expressly states will be assumed by MSDW; and

(vi)   {*}

(b)    {*}

3.2         Recipients of the Services.
            --------------------------

(a)    As of the Effective Date, IBM shall provide the Services to (i) MSDW,
       (ii) MSDW's Affiliates {*}. For purposes of the Agreement, Services provided to the entities referenced in this Section shall be deemed to be Services provided to MSDW. Notwithstanding the foregoing, MSDW shall have right to specify, in its absolute and sole discretion, which of the entities described in this Section shall receive the Services.

(b) In the event that MSDW relinquishes Control of an MSDW Affiliate after the Effective Date such that the entity is no longer an MSDW Affiliate (such entity a "Former Affiliate"), then upon MSDW's request, IBM shall continue to provide the Services to such Former Affiliate after the date such entity becomes a Former Affiliate for a period of time requested by MSDW, which shall not exceed {*}; provided, however, that the Former Affiliate agrees in writing to abide by the terms and conditions of the Agreement. MSDW shall (i) remain the single point-of-contact with IBM with respect to those Services provided to a Former Affiliate, (ii) remain obligated to perform its payment obligations under the Agreement with respect to those Services provided to a Former Affiliate, and (iii) reimburse IBM for {*}. For purposes of the Agreement, Services provided to a Former Affiliate shall be deemed to be Services provided to MSDW.


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                                       9

3.3  {*}

3.4         Refresh.
            -------

(a)  IBM shall refresh Equipment and Software as follows:

(i) IBM shall maintain Software (other than (A) MSDW Software that is Applications Software, (B) Third Party Applications Software licensed by MSDW or an MSDW Affiliate, and (C) Systems Software for which MSDW has maintenance responsibility as indicated in Schedule E) {*}. MSDW will use commercially reasonable efforts to eliminate the use of multiple releases of Software other than MSDW Software that is Applications Software and Third Party Applications Software licensed by MSDW or an MSDW Affiliate.

(ii) {*}

(b)  {*}

3.5  {*}


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                                       10

3.6  {*}

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                                       11

4.        TERM

4.1       Term.
          ----

          The term of the Agreement shall begin on the Effective Date and shall expire on June 30, 2005, unless terminated (in whole or in part) earlier or extended in accordance with the Agreement (the "Term").

4.2       Renewal.
          -------

          In the event that MSDW provides IBM with notice at least {*} prior to the expiration of the Term that MSDW desires to renew the Agreement, IBM shall provide to MSDW, within {*} after such notice, a written proposal setting forth the pricing and any changes to the other terms and conditions set forth in the Agreement that IBM proposes to govern a renewal of the Agreement.

4.3       Extension.
          ---------

          Upon giving written notice to IBM no less than {*} prior to the then-existing expiration date of the Agreement (including in the event that MSDW and IBM fail to agree in writing upon the terms and conditions applicable to renewal of the Agreement pursuant to Section 4.2), MSDW shall have the right to extend the Term for up to {*} on the terms and conditions then in effect. {*}

4.4       Termination of Previous Agreement.
          ---------------------------------

(a) Subject to Subsection (b) of this Section, and except to the extent provided in Subsections 7.2(c), 7.2(d), 7.2(f), and 7.3(b)(ii) of the Agreement, as of the


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                                       12

       Effective Date, the Previous Agreement shall be terminated at no charge to MSDW. The rights and responsibilities of the Parties from and after the Effective Date shall be defined solely by the Agreement; the rights and responsibilities of the Parties prior to the Effective Date shall be defined solely by the Previous Agreement.

(b) Notwithstanding termination of the Previous Agreement pursuant to Subsection (a) of this Section, with respect to exhibit 3 of the Previous Agreement and any SSAs as defined by the Agreement:

(i) the Voice Services and corresponding pricing described in such exhibit 3, and such SSAs, shall be incorporated by reference into the Agreement, subject to the order of precedence set forth in Section 22.15, and shall remain in full force and effect;

(ii) any references to the Previous Agreement in such exhibit 3 or SSAs shall be deemed references to the Agreement; and

(iii) MSDW's payment of charges pursuant to such SSAs shall apply toward MSDW's satisfaction of the Minimum Annual Revenue Commitment described in Schedule C.

5.          IBM PERSONNEL

5.1         Key IBM Positions.
            -----------------

(a)    {*}

(b) {*} Before assigning an individual to a Key IBM Position, whether as an initial assignment or a subsequent assignment, IBM shall notify MSDW of the proposed assignment {*} and shall provide MSDW with a resume and other information about the individual reasonably requested by MSDW. If MSDW in good faith objects to the proposed assignment, the Parties shall attempt to resolve MSDW's concerns on a mutually agreeable basis. {*}

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                                       13

(c) IBM shall, in accordance with Subsection (b) above, designate an individual to (i) serve as the single point of accountability for IBM for the Services, (ii) have the authority to act for and bind IBM in matters relating to the Agreement, and (iii) have day-to-day authority for undertaking to ensure customer satisfaction (such individual the "IBM Project Executive"). The IBM Project Executive shall be one of the Key IBM Positions. {*}

(d) The personnel approved as of the Effective Date to fill the Key IBM Positions are listed in Schedule D. {*}

5.2         Qualifications and Replacement of IBM Personnel.
            -----------------------------------------------

(a) IBM shall assign an adequate number of personnel to perform the Services. The personnel IBM assigns to perform the Services shall be properly educated, skilled, trained and qualified for the Services they are to perform.

(b) In the event that MSDW determines in good faith that the continued assignment to the MSDW account of one of the IBM Personnel is not in the best interests of MSDW, then MSDW shall give IBM written notice to that effect. After receipt of such notice, IBM shall have a reasonable period of time in which to investigate the matters stated in such notice, discuss its findings with MSDW and resolve any problems with such person. {*}

5.3        {*}

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                                       14

6.          EQUIPMENT AND FACILITIES

6.1         MSDW Equipment.
            --------------

(a) During the Term and subject to the Parties having obtained any necessary Required Consents pursuant to Subsection (b) of this Section, MSDW grants to IBM for the sole purpose of performing the Services, access to MSDW Equipment to the extent that such access is necessary to provide the Services; provided, however, that with respect to MSDW Equipment leased by MSDW, such grant of access by MSDW shall be limited to the extent MSDW has the rights to provide such access to IBM. IBM shall have management, operational, support and administrative responsibility for MSDW Equipment during the Term (i) as and to the extent that IBM requires such Equipment to provide the Services, and (ii) with respect to leased MSDW Equipment, to the same extent as if IBM were the lessee of such Equipment (exclusive of financial obligations). With respect to leased MSDW Equipment, IBM shall comply with the duties imposed on MSDW under the leases for such Equipment. As between MSDW and IBM, the MSDW Equipment will remain the property of MSDW. MSDW Equipment is provided to IBM on an "as is, where is" basis, with no warranties whatsoever.

(b) MSDW authorizes IBM to administer, and pay amounts pertaining to the MSDW Equipment leases, licenses for Third Party Software licensed by MSDW or an MSDW Affiliate, and third-party service contracts set forth in Schedule M for which IBM shall be financially responsible. MSDW shall not terminate, extend or amend such leases, licenses and contracts without the prior written approval of IBM. MSDW agrees to promptly notify all appropriate third parties of such authorization to the extent necessary and appropriate. IBM may, in its sole discretion, terminate, cancel, substitute or change such leases, licenses and contracts; provided, however that (i) IBM shall be solely responsible for any additional charges resulting from such termination, cancellation, substitution or change, and (ii) IBM continues to perform the Services as required by the Agreement.

6.2         Other Equipment.
            ---------------

       Except for MSDW Equipment,

(a) IBM will provide all additional or replacement Equipment, including upgrades, as necessary to provide the Services in accordance with the Agreement;

(b) IBM shall have financial responsibility for acquisition, lease, and ownership costs for Equipment, including current and future Equipment, upgrades, enhancements, and growth and technology refreshments in accordance with this Agreement;

(c) IBM shall have financial responsibility for all costs and expenses related to operational support, including installation, support, Equipment maintenance, disaster recovery of the Equipment, Performance Standards, and moves, adds and changes, except as otherwise agreed upon by MSDW in writing; and

(d) IBM shall be administratively and operationally responsible for the Equipment used to provide the Services, including provisioning, staging, configuring, installing, operating, maintaining, upgrading, and enhancing the Equipment, all as set forth in more detail in Schedule A of the Agreement.

       IBM's costs of performing the obligations set forth in this Section will be recovered by IBM through the charges set forth in the Agreement.

6.3         MSDW Facilities.
            ---------------

(a)         MSDW Obligations.
            ----------------

(i) MSDW will provide IBM with access to the MSDW Facilities to the extent and for so long as such access is reasonably necessary for IBM to perform the Services.

(ii) With respect to office space, MSDW shall provide to IBM the office space provided by MSDW to IBM immediately prior to the Effective Date under the Previous Agreement in the condition and configuration that exists as of the Effective Date, except that such office space will be equitably adjusted to reflect any adjustment in the scope of Services either (A) relative to the scope of services provided under the Previous Agreement, or (B) occurring after the Effective Date. With respect to such office space, MSDW shall provide adequate furniture and office supplies. With respect to the personnel that may occupy such office space, MSDW shall provide office support services, parking privileges and cafeteria services similar to that offered to similarly-situated MSDW employees.

(iii) MSDW will inform IBM of any relocation of an MSDW Facility that MSDW is contemplating or has made a final decision to make (if such relocation could reasonably be expected to impact IBM's performance of the Services) so that IBM will have a reasonable amount of time to prepare for and implement such relocation as it impacts IBM, with MSDW reimbursing IBM for IBM's Out-of-Pocket Expenses reasonably incurred for the relocation of IBM Personnel stationed on-site at such facility.

(iv) The MSDW Facilities shall be made available to IBM on an "as is, where is" basis. Unless otherwise expressly stated in the Agreement, IBM will be responsible for providing any other materials and support it requires in order to provide the Services.

(b)         IBM Obligations.
            ---------------

(i) IBM shall use the MSDW Facilities for the sole and exclusive purpose of providing the Services, except as otherwise approved by MSDW in writing (including as approved by MSDW pursuant to any node license agreements), which approval may be withheld at MSDW's sole discretion. The use of such facilities by IBM shall not constitute a leasehold interest in favor of IBM, IBM Personnel or IBM customers.

(ii) IBM shall use the MSDW Facilities in a reasonably efficient manner. {*} IBM shall be responsible for any damage to the MSDW Facilities resulting from the abuse, misuse, neglect or gross negligence of IBM, its employees and subcontractors or other failure to comply with its obligations respecting the MSDW Facilities.

(iii) IBM, its employees and agents shall keep the MSDW Facilities in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act, and comply with MSDW's standard policies and procedures regarding access to and use of such facilities (including procedures for the physical security of the MSDW Facilities) that are (A) made available to IBM, and {*}.

(iv) IBM shall permit MSDW and its agents and representatives to enter into those portions of the MSDW Facilities occupied by IBM Personnel at any time to perform facilities-related services.

(v) IBM shall not make any improvements or changes involving structural, mechanical or electrical alterations to the MSDW Facilities without MSDW's prior written approval. Any improvements to the MSDW Facilities will become the property of MSDW.

(vi) When the MSDW Facilities are no longer required for performance of the Services, IBM shall return such facilities to MSDW in substantially the same condition as when IBM began use of such facilities, subject to reasonable wear and tear.

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                                       17

7.    {*}

7.1   {*}


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                                       18

7.2   {*}


{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(e)   {*}

(f)   {*}



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                                       20

7.3         [*]


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                                       21

7.4         {*}


7.5         {*}


7.6         {*}


7.7         Export.
            ------

       The Parties acknowledge that certain Software and technical data to be provided under the Agreement and certain transactions under the Agreement may be subject to export controls under the laws and regulations of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. To the extent within IBM's control, IBM shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported under the Agreement.

7.8         Required Consents.
            -----------------

(a) MSDW, with the cooperation of IBM, shall obtain any Required Consents necessary to grant the licenses described in this Article 7 for [*]. MSDW shall pay such fees (such as transfer or upgrade fees) as may be required to obtain such Required Consents.


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                                       22

(b) IBM, with the cooperation of MSDW, shall obtain any Required Consents necessary to grant the licenses described in this Article 7 for Software other than the Software described in Subsection (a) of this Section. IBM shall pay such fees (such as transfer or upgrade fees) as may be required to obtain such Required Consents.

(c) If a Required Consent is not obtained, then, unless and until such Required Consent is obtained, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for MSDW to continue to process its work with minimum interference to its business operations.

(d) MSDW shall be responsible for any claim arising prior to the Effective Date from the failure to obtain consents or approvals required before the Effective Date for the licensing or transfer to IBM under the Previous Agreement of the right to use or access:

(i) equipment that was owned or leased by MSDW before the Effective Date and for which MSDW, rather than IBM, retained financial and administrative responsibility under the Previous Agreement; or

(ii) software and programs that were owned or licensed by MSDW before the Effective Date for which MSDW, rather than IBM, retained financial and administrative responsibility under the Previous Agreement.

8.          PERFORMANCE STANDARDS

8.1         General.
            -------

       {*}

(a) At all times IBM's level of performance shall meet or exceed the quantitative and qualitative performance standards for certain of the Services ("Performance Standards") identified in Schedule B to the Agreement, {*}

(b)    {*}

8.2         Failure to Perform.
            ------------------

(a) If IBM fails to meet any Performance Standard, IBM shall, at no additional charge to MSDW, (i) investigate and report on the causes of the problem; (ii) advise MSDW, as and to the extent reasonably requested by MSDW, of the status of remedial efforts being undertaken with respect to such problems {*}.


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                                       23

(b)    {*}



8.3         Periodic Reviews.
            ----------------

       Within three (3) months after the expiration of the first Contract Year following the Effective Date and at least annually thereafter, MSDW and IBM shall review the Performance Standards pursuant to the process set forth in Article 5 of Schedule B and shall make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to perform the Services. {*}

8.4         Measurement and Monitoring Tools.
            --------------------------------

       IBM shall utilize the necessary measurement and monitoring tools and procedures required to monitor, measure and report IBM's performance of the Services against the applicable Performance Standards, including as set forth in Schedule B. Such measurement and monitoring shall permit reporting at a level of precision and detail sufficient to verify compliance with the Performance Standards, and shall be subject to audit by MSDW. For purposes of verification and at MSDW's request, IBM shall provide MSDW with information about and from such tools and procedures and, with IBM's participation, with access to such tools and procedures.

9.          PROJECT AND CONTRACT MANAGEMENT

9.1         Steering Committee.
            ------------------

       The Parties shall form a steering committee to facilitate communications between them (the "Steering Committee"). The Steering Committee shall be composed of:

(a)    the MSDW Contract Executive;

(b) the chief information officer from each of the MSDW Business Units that are receiving Services;

(c)    the IBM Project Executive;

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

(d)    {*};

(e)    {*}; and

(f)    such other persons as may be mutually agreed by the Parties.

9.2         Reports.
            -------

       Within ninety (90) days after the Effective Date, the Parties shall determine an appropriate set of periodic reports to be issued by IBM to MSDW. Such reports shall be issued at the frequency and contain the level of detail reasonably requested by MSDW. Unless otherwise requested by MSDW, such reports shall be no less comprehensive and be issued no less frequently than the reports provided by IBM prior to the Effective Date under the Previous Agreement. IBM shall provide MSDW with suggested formats for such reports, for MSDW's review and approval. As one such report, IBM shall provide a monthly performance report, which shall be delivered to MSDW within fifteen (15) days after the end of each calendar month (commencing with the calendar month following the calendar month that includes the Effective Date), describing IBM's performance of the Services in the preceding month (the "Monthly Performance Report"). Such report shall:

(a)    separately address IBM's performance in each area of the Services;

(b) for each area of the Services, assess the degree to which IBM has attained or failed to attain the pertinent objectives in that area;

(c) include a performance report for each MSDW Business Unit in no less detail than similar reports provided by IBM to the MSDW Business Units prior to the Effective Date, that at a minimum explains deviations from the Performance Standards, includes a plan for corrective action where appropriate, {*}

(d) describe the status of applications development projects (if any), problem resolution efforts, and other initiatives;

(e) on a quarterly basis only, set forth a record of all material Equipment, Software, and IBM Personnel changes that pertain to the Services and describe planned changes during the upcoming quarter that may affect the Services;

(f) set forth the utilization of resources for the month and report on utilization trends and statistics; and

(g) include such documentation and other information as MSDW may reasonably request to verify compliance with the Agreement.

9.3         Meetings.
            --------

       The Parties shall participate in the following meetings:


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                                       25

(a) working-level meetings, held no less frequently than similar meetings between the Parties before the Effective Date, between the Parties to review any technical, operational, administrative or related matters with respect to Schedule B, which may include matters with respect to performance, capacity, changes, problems, measurement of the Performance Standards, or any other matters agreed upon by the Parties;

(b) a monthly meeting among operational personnel representing MSDW and IBM to discuss daily performance and planned or anticipated activities, changes that might adversely affect performance, and otherwise address, review, and discuss matters specific to MSDW;

(c) a quarterly meeting with each MSDW Business Unit and their respective chief information officer to (i) review the Monthly Performance Reports for the quarter, (ii) review IBM's overall performance under the Agreement, (iii) review any managerial, contractual, financial, relationship or related matters with respect to Schedule B, (iv) review any proposal to modify the Performance Standards made pursuant to Article 5 of Schedule B, (v) review progress on the resolution of issues, (vi) provide a strategic outlook for MSDW's information systems requirements, and (vii) discuss such other matters as appropriate;

(d) a semi-annual meeting of Steering Committee to review relevant contract and performance issues; and

(e) such other meetings between MSDW representatives and IBM Personnel reasonably requested by either Party as necessary to address performance of the Services.

       IBM shall prepare and circulate an agenda sufficiently in advance of each meeting to give participants an opportunity to prepare for the meeting. IBM shall incorporate into such agenda items that MSDW desires to discuss. At MSDW's request, IBM shall prepare and circulate minutes promptly after a meeting.

9.4         Procedures Manual.
            -----------------

(a) Within {*} calendar days after the Effective Date, IBM will deliver a draft procedures manual to MSDW, for its comments and review (the "Procedures Manual"). The Procedures Manual will describe how IBM shall perform and deliver the Services under the Agreement, the Equipment and Software being used, and the documentation (e.g., operations manuals, user guides, specifications) that provides further details of such activities. The Procedures Manual shall describe the activities IBM proposes to undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken at facilities that provide services of the type IBM shall provide under the Agreement. The Procedures Manual shall also include descriptions of the acceptance testing and quality assurance procedures approved by MSDW, IBM's problem management and escalation procedures, and the other standards and procedures of IBM pertinent to MSDW's interaction with IBM in obtaining the Services. The


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                                       26

       Procedures Manual shall be suitable for use by MSDW to understand the Services.

(b) Following MSDW's review of the draft Procedures Manual, IBM shall incorporate reasonable comments or suggestions of MSDW and shall finalize the Procedures Manual within {*} of the Effective Date. {*} IBM shall periodically update the Procedures Manual to reflect changes in the operations or procedures described therein. Updates of the Procedures Manual shall be provided to MSDW for review {*}.

9.5         Change Control.
            --------------

(a)    IBM shall comply with the following change control requirements:

(i)    {*}

(ii)   {*}

(iii) IBM shall move programs from development and test environments to production environments in a controlled and documented manner, so that no changes are introduced into the programs being moved to production environments during such activity.

(iv) IBM shall control all changes to MSDW's computing environment, including changes to programs, manual procedures, job control language statements, distribution parameters, or schedules.


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                                       27

(b) Within {*} after the Effective Date, IBM shall prepare and provide to MSDW change control procedures detailing how IBM will comply with the requirements set forth in Subsection (a) of this Section and otherwise control changes to the Services (such procedures the "Change Control Procedures"). The Change Control Procedures may not modify or change the scope of Services to be provided under, or any other terms or conditions of, the Agreement. The Change Control Procedures shall be provided to MSDW for review, comment and approval; and reasonable comments or suggestions of MSDW shall be incorporated into the Change Control Procedures. IBM shall perform the Services in accordance with the Change Control Procedures.

9.6         Use of Subcontractors.
            ---------------------

(a)    {*}

(i)    {*}

(ii)   {*}

(b) IBM may, in the ordinary course of business and without MSDW approval, subcontract for third party services or products where

(i)    {*}

(ii)   {*}

       {*} If MSDW expresses concerns to IBM about a subcontract covered by this Subsection 9.5(b), IBM shall

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                                       28
       discuss such concerns with MSDW and work in good faith to resolve MSDW's concerns on a mutually acceptable basis.

(c) IBM shall not insert in any subcontract any provision the effect of which would be to limit the ability of a subcontractor to contract directly with MSDW. {*}

(d) IBM shall remain responsible for obligations, services and functions performed by IBM Affiliates and {*} Subcontractors to the same extent as if such obligations, services and functions were performed by IBM employees and for purposes of the Agreement such work shall be deemed work performed by IBM. IBM shall be MSDW's sole point of contact regarding the Services, including with respect to payment. IBM shall not disclose MSDW Confidential Information to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of IBM under the Agreement.

9.7         Annual Technology Plan.
            ----------------------

       The Parties shall jointly prepare an annual technology plan in accordance with the provisions of this Section (the "Technology Plan"). Preparation of the Technology Plan shall be under the overall direction and guidance of the Steering Committee. The Technology Plan shall address the information technology requirements of MSDW's activities. Each Technology Plan after the first shall review and assess the immediately preceding Technology Plan. The Technology Plan shall consist of a three-year plan and annual implementation plans as described below. {*}

(a)    Three-Year Plan.  The Technology Plan shall include a comprehensive
       ---------------
       assessment and strategic analysis of MSDW's then-current information technology systems and services for the next three (3) years, including an assessment of the appropriate direction for such systems and services, in light of MSDW's business priorities and strategies and competitive market forces (to the extent such business information is provided by MSDW to IBM). The plan shall consider growth requirements, IBM and MSDW initiatives that may materially affect either Party, re-assessment of skill and resource requirements, lessons learned from previous projects, operational issues, technical solutions, and any other issues that foster strategic planning and collaboration. The plan shall include specific technical or business information, such as the identification of proposed software and hardware strategies and direction, a cost projection, a cost/benefit analysis of any


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                                       29
       proposed changes, a description of the types of personnel skills and abilities needed to respond to recommended changes or upgrades in technology, a project plan and related schedule for developing and achieving the recommended elements, and references to appropriate information that supports service level requirements, exploits industry trends in production capabilities, and outlines potential price performance improvement opportunities, as applicable.

(b)    Annual Implementation Plan. As necessary to support the overall
       --------------------------
       objectives and directions of the Three-Year Plan described above, each annual implementation plan shall provide specific guidance as to the information services requirements, projects, and plans for the upcoming year, including details on operations, solutions and design and development activities, as applicable. The annual implementation plan shall include a summary review of IBM's performance of the Services in the year then concluding and shall make updates and revisions of the long-term plan as appropriate. An annual implementation plan shall be prepared for each Contract Year of the Agreement or as otherwise mutually agreed by the Parties.

(c)    Drafting Responsibility.  IBM shall submit to MSDW a draft of the
       -----------------------
       Technology Plan for MSDW's review, which draft shall have been developed with input from key business users from MSDW. IBM shall submit the final Technology Plan within {*} of receiving MSDW's comments on the draft, and the Parties shall mutually agree upon the final Technology Plan. The draft of the Technology Plan for the first Contract Year shall be provided by IBM within {*} of the Effective Date or as otherwise mutually agreed by the Parties. IBM shall recommend modifications to the Technology Plan as it deems appropriate and, subject to the mutual agreement of the Parties, shall revise the Technology Plan based upon MSDW's review on an annual basis or as otherwise mutually agreed by the Parties.

9.8         Quality Assurance and Improvement Programs.
            ------------------------------------------

       IBM, as part of its total quality management process, shall provide continuous quality assurance and quality improvement through: (a) the identification and application of proven techniques and tools from other installations within its operations {*} that would benefit MSDW either operationally or financially; and (ii) the implementation of concrete programs, practices and measures designed at a minimum to ensure that the Services are performed in accordance with the Agreement and to improve the Performance Standards. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for MSDW to assure the quality of IBM's performance and shall be included in the Procedures Manual.

9.9         Productivity and Management Tools.
            ---------------------------------

       IBM shall utilize project management tools, including productivity aids and project management systems, as reasonably necessary to perform the Services. IBM shall use project management tools in all major projects and employ a regular reporting mechanism to identify project tasks, present current status reports, and identify potential bottlenecks and problems.


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

10.         AUDITS

10.1        Audit Rights.
            ------------

       {*} IBM shall provide to MSDW, its auditors (including internal audit staff and external auditors), regulators and other representatives {*} access upon reasonable prior notice {*} to any Equipment, Software, IBM Personnel, MSDW Facilities, IBM Facilities and to data and records relating to the Services for the purpose of performing audits and inspections {*} to:

(a)    verify the accuracy of charges and invoices;

(b) verify the integrity of MSDW Data and examine the systems that process, store, support and transmit that data; and

(c) examine IBM's performance of the Services including, to the extent applicable to the Services performed by IBM and to the charges under the Agreement, performing audits (i) of practices and procedures, (ii) of Equipment and Software systems, (iii) of general controls and security practices and procedures, (iv) of disaster recovery and back-up procedures, (v) of the efficiency of IBM in using resources for which MSDW is being charged, and (vi) any audit necessary to enable MSDW to meet applicable regulatory requirements.

       IBM shall provide to such auditors, inspectors, regulators, and representatives such assistance as they reasonably require {*}. IBM shall cooperate fully with MSDW or its designees in connection with audit functions and with regard to examinations by regulatory authorities. MSDW's auditors and other representatives shall comply with IBM's reasonable security requirements. MSDW will make reasonable efforts to limit the number, scope and duration of such audits and otherwise attempt to minimize any disruption to IBM's business caused by such audits.

10.2        Audit Follow-up.
            ---------------

(a) Following an audit or examination, MSDW shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with IBM to obtain factual concurrence with issues identified in the review.

(b)    {*}

(c) IBM and MSDW shall meet to review each audit report promptly after the issuance thereof and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. Notwithstanding


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                                       31
       the foregoing, in the event that an audit reveals that IBM is not complying with its obligations under the Agreement, IBM shall take action as is necessary to correct such non-compliance. MSDW and IBM agree to develop operating procedures for the sharing of audit and regulatory findings and reports related to IBM's operating practices and procedures produced by auditors or regulators of either Party.

10.3        Records Retention.
            -----------------

(a) Until the latest of (i) three (3) years after expiration or termination of the Agreement, (ii) the date that all pending matters relating to the Agreement (e.g., disputes) are closed, (iii) the date that retention of records is no longer required to meet MSDW's records retention policy as identified to IBM as such policy may be reasonably adjusted from time to time, or (iv) as otherwise required by law or regulation (the latest of such dates the "Retention Date"), IBM shall maintain and provide access upon request to the records, documents and other information required to meet MSDW's audit rights under the Agreement.

(b) After the Retention Date, IBM may destroy or otherwise dispose of such records, documents and other information required to meet MSDW's audit rights under the Agreement {*}.

11.         MSDW RESPONSIBILITIES

11.1        Responsibilities.
            ----------------

       In addition to MSDW's responsibilities set forth elsewhere in the Agreement, MSDW shall be responsible for the following:

(a) MSDW shall designate one individual to whom all IBM communications concerning the Agreement may be addressed (such individual the "MSDW Contract Executive"). The MSDW Contract Executive shall have the authority to act for and bind MSDW in matters relating to the Agreement.

(b) MSDW shall cooperate with IBM by, among other things, making available, as reasonably requested by IBM, data processing priorities, management decisions, information, approvals and acceptances so that IBM may accomplish its obligations and responsibilities under the Agreement. The MSDW Contract Executive, or his or her designee, will be the principal point of contact for obtaining such decisions, information, approvals and acceptances.

11.2        {*}


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

12.         CHARGES

12.1        General.
            -------

       All charges for the Services are set forth in this Article 12, in Schedule C, in the SSAs, in the NSAs or in the International Agreements. MSDW shall not be required to pay IBM any amounts for the Services in addition to those payable to IBM under this Article 12 or Schedule C.

12.2        Incidental Expenses.
            -------------------

       IBM acknowledges that, except as may be otherwise provided in the Agreement, expenses that IBM expects to incur in performing the Services (including travel and lodging, document reproduction and shipping, and long-distance telephone) are included in IBM's charges and rates set forth in the Agreement. Accordingly, such IBM expenses are not separately reimbursable by MSDW unless, on a case-by-case basis for unusual expenses, MSDW has agreed in advance and in writing to reimburse IBM for the expense.

12.3        Taxes.
            -----

       The Parties' respective responsibilities for taxes arising under or in connection with the Agreement shall be as follows:

(a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b) IBM shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes and duties payable by IBM, {*} on any goods or services that are used or consumed by such entities in providing the Services where the tax is imposed on the acquisition or use of such goods or services by such entities and the amount of tax is measured by the costs in acquiring such goods or services.

(c) MSDW shall be responsible for any sales, use, excise, value-added, services, consumption, or other tax that is assessed on the provision of the Services as a whole, or on any particular Service received by MSDW from IBM. If and to the extent any such tax is reduced or eliminated during the Term, IBM shall reduce or eliminate any charges for such taxes, as appropriate. In the event that any interest or penalty is assessed against MSDW with respect to any such tax, then IBM shall reimburse MSDW for such interest or penalty to the extent that such interest or penalty arises from IBM's failure to invoice MSDW for such tax or to remit amounts paid by MSDW to IBM for such tax.


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                                       33

(d) In the event that a sales, use, excise, value added, services, consumption, or other tax is assessed on the provision of any of the Services, MSDW shall provide tax calculations at the Affiliate level based upon the benefit that each Affiliate receives within a tax jurisdiction. The benefit shall be determined by MSDW and provided to IBM so that the Parties can work together to segregate the payments under the Agreement into three (3) payment streams:

(i)    those for taxable Services;

(ii) those in which IBM functions merely as a payment agent for MSDW in receiving goods, supplies, or services (including leasing and licensing arrangements); and

(iii)  those for other nontaxable Services.

(e) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. IBM shall provide MSDW with information that separately states, for each applicable tax jurisdiction, the amount of any taxes IBM is collecting from MSDW. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party.

(f)         {*}

12.4        New Services.
            ------------

       In the event that MSDW requests IBM to perform functions that are materially different from, and in addition to, the Services, the Parties' obligations with respect to such functions shall be as follows:

(a) To the extent that such additional functions require additional resources for which a pricing metric exists under the Agreement, the additional functions shall:

(i) subject to Subsection (e) of this Section, be priced in accordance with the pricing metric;

(ii)   be documented pursuant to Subsection (f) of this Section, and

(iii) be considered "Services" and be subject to the provisions of the Agreement.

(b) To the extent that such additional functions require additional resources for which a pricing metric does not exist under the Agreement, then prior to performing such additional functions:

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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(i)    IBM shall provide to MSDW a project plan and shall, subject to Subsection
       (e) of this Section, quote MSDW a charge for such additional functions that takes into account {*}.

(ii) MSDW, upon receipt of such quote, may then elect to have IBM perform the additional functions. If MSDW elects to have IBM perform such additional functions, then

(A) the charges under the Agreement shall be adjusted, if and to the extent appropriate, to reflect such functions,

(B) such additional functions and adjustment of charges shall be documented pursuant to Subsection (f) of this Section; and

(C) such additional functions shall be deemed "Services" and shall be subject to the provisions of the Agreement.

(c) MSDW may elect to solicit and receive bids from third parties to perform such additional functions. {*}

(d)    The Parties anticipate that:

(i) the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering services, and

(ii) Schedules E (Software) and J (Equipment) will be supplemented and modified over time to accurately reflect the Equipment and Software, respectively, used to provide the Services.

       {*}

(e) If MSDW's request for additional functions pursuant to this Section includes a request for, or otherwise would cause, IBM to correspondingly reduce or eliminate Services it is providing, then such additional functions shall be considered "Replacement Services." {*}

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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(f) If MSDW elects to have IBM perform additional functions pursuant to Subsections (a) or (b) of this Section, such additional functions (and the appropriate adjustment to the charges under this Agreement as determined pursuant to this Section 12.4) shall be documented using the New Services Amendment form set forth in Schedule I; provided, however, that no such writing shall be effective unless signed by the MSDW Contract Executive. Such writing if effective shall constitute a New Services Amendment. MSDW's payment of charges under any New Services Amendment shall apply toward MSDW's satisfaction of the Minimum Annual Revenue Commitment.

12.5      {*}

12.6      Cost of Living Adjustment.
          --------------------------

(a) The Parties intend that commencing January 1, 2000, certain identified charges listed in Section 7.4 of Schedule C (such charges the "Identified Charges") will increase if inflation, measured from January 1, 1993, exceeds four percent (4%) per year, compounded annually. These Identified Charges include protection against inflation at a rate of four percent (4%) per year, compounded annually (such inflation protection included in the Identified Charges the "COLA Index"). The COLA Index for each calendar year of the Term is as follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                          Calendar Year
----------------------------------------------------------------------------------------------------------------------------
                                              1999        2000        2001        2002        2003        2004        2005
----------------------------------------------------------------------------------------------------------------------------
COLA Index                                    {*}          {*}        {*}          {*}        {*}         {*}         {*}
----------------------------------------------------------------------------------------------------------------------------

       MSDW agrees to pay IBM a Cost of Living Adjustment ("COLA") beginning January 1, 2000 if actual cumulative inflation exceeds the COLA Index as set forth above. IBM and MSDW agree to use the Consumer Price Index, as published by the Bureau of Labor Statistics, U.S. Department of Labor, For All Urban Consumers, U.S. City Average, All Items, 1982-84=100 ("CPI-U") for purposes of calculating actual inflation. The COLA will be calculated using the COLA Factor specified below. This COLA shall be applied on a prospective basis, i.e., the Identified Charges payable by MSDW will be surcharged by the COLA Factor after January 1, 2000 as determined below, if such COLA Factor is in excess of zero. The COLA Factor will be determined as soon as practicable after the end of each calendar year during the Term beginning with the calendar year 2000. If applicable, IBM will invoice MSDW for the COLA beginning with Services rendered on or after January 1, 2000 in accordance with Article 13. The COLA Factor shall be calculated as follows:

          COLA Factor = ((Actual Inflation - Protected Inflation) / Prior Year's Protected Inflation) x {*}, where:

(i)    Actual Inflation = CPI-U for the December preceding the calendar year


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                                       36
       for which COLA is being calculated;

(ii) Protected Inflation = the Base Year Index multiplied by the COLA Index, set forth above, for the calendar year preceding the calendar year for which COLA is being calculated;

(iii) Prior Year's Protected Inflation = the Base Year Index multiplied by the COLA Index, set forth above, for the calendar year preceding the calendar year for which the Protected Inflation is being calculated; and

(iv)   Base Year Index = CPI-U for December, 1992.

(b) In the event the Bureau of Labor Statistics stops publishing the CPI-U or substantially changes its content and format, IBM and MSDW will substitute another comparable index published at least annually by a mutually agreeable source. If the Bureau of Labor Statistics merely redefines the base year for the CPI-U from 1982-84 to another year, IBM and MSDW will continue to use the CPI-U, but will convert the COLA Index to the new base year by using an appropriate conversion formula.

12.7        {*}

(a)    {*}

(b)    {*}

(c)    {*}


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

13.         INVOICING AND PAYMENT

13.1        Invoicing.
            ---------

(a) IBM shall invoice MSDW for all amounts due under the Agreement on a monthly basis in accordance with the SSA referenced as "DWD 18" (as described in Schedule H). IBM shall separately invoice MSDW for the following as follows:

(i) IBM shall invoice MSDW for the Monthly Service Charge for a calendar month {*}, and

(ii)   IBM shall invoice all other amounts due under the Agreement {*}.

       IBM shall provide details as to charges as specified by MSDW. IBM shall include in each invoice the calculations utilized to establish the charges.

(b) To the extent a credit may be due MSDW pursuant to the Agreement, IBM shall provide MSDW with an appropriate credit against amounts then due and owing. If no further payments are due to IBM, IBM shall pay such amounts to MSDW within thirty (30) days.

(c)    IBM shall render invoices for each month's charges pursuant to Subsection
       (a) of this Section, showing such details as reasonably specified by MSDW including as necessary to satisfy MSDW's internal accounting and chargeback requirements


-----------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

       (such as allocating charges among portions of the Service, locations, and business units). Such invoices shall separately state the amounts of any taxes IBM is collecting from MSDW.

13.2        Payment Due.
            -----------

(a)    Subject to the other provisions of this Article 13:

(i) invoices described in Section 13.1(a)(i) that are properly submitted to MSDW pursuant to the Agreement shall be due and payable by MSDW within seven (7) business days after receipt thereof; and

(ii) invoices described in Section 13.1(a)(ii) that are properly submitted to MSDW pursuant to the Agreement shall be due and payable by MSDW within twenty (20) calendar days after receipt thereof.

(b) All amounts due and payable to IBM under this Article 13 shall be paid by electronic funds transfer to IBM from account(s) designated by MSDW.

(c) In the event that any amounts due are not received by IBM within five (5) business days following the applicable due date set forth in Subsection
       (a), such amounts due shall be subject to a late fee equal to {*} of such amounts due per month accruing from the original due date set forth in Subsection (a) until the date MSDW pays such amount due.

13.3        Accountability.
            --------------

       IBM shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by MSDW hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. IBM agrees to provide MSDW with documentation and other information with respect to each invoice as may be reasonably requested by MSDW to verify accuracy and compliance with the provisions of the Agreement. MSDW and its authorized agents and representatives shall have access to such records for purposes of audit pursuant to Article 10 of the Agreement.

13.4        Proration.
            ---------

       Periodic charges under the Agreement are to be computed on a calendar month basis, and shall be prorated for any partial calendar month.

13.5        Set Off.
            -------

       With respect to any amount to be paid by MSDW under the Agreement, MSDW may set off against such amount any amount that IBM is obligated to pay MSDW under the Agreement.

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{*} = CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED

13.6        Disputed Charges.
----        ----------------

       Subject to Section 13.5, MSDW shall pay undisputed charges when such payments are due under this Article 13. MSDW may withhold payment of any particular charge that MSDW disputes in good faith, subject to the following limitations:

(a) For any monthly invoice, no more than {*} of the total amount invoiced to MSDW as set forth in such invoice may be withheld with respect to such invoice; and

(b) No more than {*} may be withheld at any given time by MSDW. For each calendar year, such aggregate shall be calculated as {*}.

       If the dispute underlying an amount withheld from a particular invoice is not recieved within {*} after such amount is withheld by MSDW, {*}.

14.         SAFEGUARDING OF MSDW DATA

14.1        Safeguarding MSDW Data.
            ----------------------

       IBM shall establish and maintain safeguards against the destruction, loss, or alteration of MSDW Data in the possession of IBM that are no less rigorous than those maintained by IBM on behalf of MSDW prior to the Effective Date, and shall be no less rigorous than those maintained by IBM for its own information of a similar nature. MSDW or at MSDW's request, a third party vendor, shall have the right to establish backup security for data and to keep backup data and data files in its possession at MSDW's expense.

14.2        Unauthorized Access.
            -------------------

       Without limiting the generality of Section 14.1 above:

(a) IBM Personnel shall not attempt to access, or allow access to, any data, files or programs within the information systems environment to which they are not entitled under the Agreement. {*}

(b) IBM shall institute {*} systems security measures with respect to the access and controls it affords to its employees, Affiliates and IBM Personnel (including the employees of such Affiliates and IBM Personnel) to guard against, identify and promptly terminate the unauthorized access, alteration


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
       or destruction of Software and MSDW Data. Such measures shall include the installation of Software that (i) requires all entities described in the preceding sentence to enter a user identification and password prior to gaining access to the information systems; (ii) controls and tracks the addition and deletion of such entities; and (iii) controls access by such entities to areas and features of the systems.

15.         CONFIDENTIALITY

15.1        Confidential Information.
            ------------------------

(a) IBM and MSDW each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in the Agreement, "Confidential Information" shall mean {*}. The terms and conditions of the Agreement shall be deemed Confidential Information.

(b)    In the case of MSDW, Confidential Information also shall include {*}:

(i)    {*}

(ii)   {*}

(iii)  {*}

(iv)   {*}

       (collectively, the "MSDW Confidential Information").

(c)    In the case of IBM, Confidential Information also shall include {*}


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

       (collectively, the "IBM Confidential Information").

15.2        Obligations.
            -----------

(a) Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of the Agreement. MSDW and IBM shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that a Party may disclose such information to entities performing services required hereunder where (i) use of such entity is authorized under the Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this Article 15. Any disclosure to such entity shall be under the terms and conditions as provided in this Section.

(b)    Neither Party may:

(i) make any use of the Confidential Information of the other Party except as required to perform its obligations under the Agreement;

(ii) possess or assert any lien or similar right against or to the Confidential Information of the other Party; or

(iii) sell, assign, lease, or otherwise dispose of to third parties or commercially exploit the Confidential Information of the other Party.

(c) As requested by MSDW during the Term, upon expiration or any termination of the Agreement, or with respect to any particular MSDW Confidential Information, on such earlier date that the same shall be no longer required by IBM in order to render the Services, IBM shall either return in a form reasonably requested by MSDW or destroy, as MSDW may direct, all material (including all copies) in any medium that contains {*} MSDW Confidential Information; provided, however, that IBM may retain one (1) copy of such information to the extent required to provide the Services, to comply with laws or regulations, or to establish IBM's rights under the Agreement.

(d)    As requested by IBM


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(i) after {*} MSDW shall either return in a form reasonably requested by IBM or destroy, as IBM may direct, all material (including all copies) in any medium that contains {*} IBM Confidential Information to the extent no longer required by MSDW for the receipt of any Services after such expiration or termination; or

(ii) after the use of IBM Confidential Information by MSDW that constitutes a breach of MSDW's obligations described in Subsections (a) or (b) of this Section, MSDW shall either return in a form reasonably requested by IBM or destroy, as IBM may direct, all material (including all copies) in any medium that contains {*} the IBM Confidential Information upon which such breach is based;

       provided, however, that in each case described in Subsections (i) and
       (ii) of this Subsection, MSDW may retain one (1) copy of such information to the extent required to perform its obligations under the Agreement, to comply with laws or regulations, or to establish MSDW's rights under the Agreement.

(e) Each Party shall take reasonable steps to ensure that its employees comply with the terms and conditions of this Article 15.

15.3        Exclusions.
            ----------

(a) Section 15.2 shall not apply to any particular information which IBM or MSDW can demonstrate (i) was, at the time of disclosure to it, lawfully in the public domain; (ii) after disclosure to it, is published or otherwise lawfully becomes part of the public domain through no fault of the receiving Party; (iii) was in the possession of the receiving Party at the time of disclosure to it; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or
       (v) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

(b) Either Party may disclose the terms and conditions of the Agreement to third parties that (i) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third parties and the disclosing Party, (ii) have a reasonable ability (financial and otherwise) to


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                                       43
       consummate such transaction, and (iii) have executed a nondisclosure agreement that (A) includes within its scope the terms and conditions of the Agreement, (B) limits distribution to those with a need to know in connection with such transaction, and (C) allows use only in connection with the transaction. Each Party shall endeavor to delay the disclosure of the terms and conditions of the Agreement until the status of discussions concerning such transaction warrants such disclosure.

15.4        Loss of Confidential Information.
            --------------------------------

       In the event of any unauthorized disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party by the Party to whom such information was disclosed, upon becoming aware of such event the receiving Party shall promptly, at its own expense (a) notify the furnishing Party in writing; (b) take such actions as reasonably requested by the furnishing Party, and (c) otherwise cooperate with the furnishing Party to minimize the adverse effects to the furnishing Party of such event and any damage resulting from such event.

15.5        No Implied Rights.
            -----------------

       Nothing contained in this Article 15 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

15.6        Survival.
            --------

       This Article 15 shall survive the expiration or termination of the Agreement for a period equal to {*}

(a)    {*}

(b)    {*}

16.         REPRESENTATIONS AND WARRANTIES

16.1        Work Standards.
            --------------

       IBM represents and warrants that the Services will be executed in a workmanlike manner, in accordance with {*}.

16.2        {*}


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

16.3        {*}


16.4        {*}


16.5        Non-Infringement.
            ----------------

       Each Party represents and warrants that it will perform its responsibilities under the Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other intellectual proprietary rights of the other Party or any third party.

16.6        Software Ownership or Use.
            -------------------------

       Subject to Section 7.8, each Party represents and warrants to the other that it is, or will be at the applicable time, either the owner of, or authorized to distribute, provide and use Software to the extent it is licensed or developed by such Party.

16.7        Compliance With Laws and Regulations; Non-Contravention.
            -------------------------------------------------------

(a) Each Party represents and warrants that it will perform its obligations in a manner that complies with applicable laws, regulations, ordinances and codes, including identifying and procuring required permits, certificates, approvals and inspections. If a charge of non-compliance with such laws, regulations, ordinances, or codes occurs, such Party will promptly notify the other Party of such charge in writing.

(b) To the extent such matters relate to IBM's performance of the Services, MSDW will identify and make available to IBM interpretations of any laws applicable to MSDW and its industry.

(c) Each Party represents and warrants that such Party's execution, delivery, and performance of the Agreement will not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
       any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default as described in (ii).

16.8        Authorization.
            -------------

       Each Party represents and warrants that:

(a) it has the requisite power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement; and

(b) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized by the requisite action on the part of such Party.

16.9        Inducements.
            -----------

       IBM represents and warrants to MSDW that it has not violated and will not violate any applicable laws or regulations or any MSDW policies of which IBM has been given notice regarding the offering of unlawful inducements in connection with the Agreement. {*}

16.10       {*}


16.11       {*}


16.12       {*}



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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

16.13       Disclaimer.
            ----------

       EXCEPT AS PROVIDED IN THE AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

17.         INSURANCE AND RISK OF LOSS

17.1        Insurance.
            ---------

          IBM shall during the Term have and maintain in force the following insurance coverages:

(a) Worker's compensation insurance, including occupational illness or disease coverage, or other similar social insurance in accordance with the laws of the country, state, or territory exercising jurisdiction over the employee and employer's liability insurance with a minimum limit of {*};

(b) Commercial general liability insurance, including products, completed operations liability and personal injury, contractual liability and broad form property damage liability coverage for damages to any property with a minimum combined single limit of {*};

(c) Electronic data processing all-risk property insurance on equipment, data, media and valuable papers, including extra expense coverage, with a minimum limit adequate to cover such risks on a replacement costs basis;

(d) Automotive liability insurance covering use of all owned, non-owned, and hired automobiles with a minimum combined single limit of {*} for bodily injury and property damage liability;

(e)  Umbrella liability insurance with a minimum limit of {*}; and

(f) Employee dishonesty and computer fraud coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of IBM, acting alone or in collusion with others, including the property and funds of others in their care, custody or control, in a minimum amount of {*}.

     The foregoing insurance coverages shall be primary and non-contributing with respect to any other insurance or self insurance which may be maintained by MSDW, and the insurance coverages described in Subsections
     (b), (d) and (e) of this Section shall be endorsed to MSDW as an additional insured to the extent of MSDW's insurable interest. IBM shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under the Agreement are maintained in force and that not less than thirty (30) days written notice shall be given to MSDW prior to any modification,


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{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
       cancellation or non-renewal of the corresponding policies. The insurers selected by IBM shall have an A.M. Best rating of A- or better or Class 12 or better, or if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. IBM shall assure that Authorized Subcontractors, if any, maintain insurance coverages as specified in this Article 17 or are endorsed as additional insureds on all required IBM coverages.

17.2        Risk of Loss.
            ------------

       Each Party shall be responsible for risk of loss of, and damage to, any Equipment, Software or other materials in its possession or under its control.

18.         INDEMNITIES

18.1        Indemnity by IBM.
            ----------------

       IBM agrees to indemnify, defend and hold harmless MSDW and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses incurred as a result of a third-party claim arising from, in connection with, or based on allegations of:

(a)    Any occurrences that IBM is required to insure against pursuant to
       Article 17, but only to the extent that IBM fails to provide such coverage and only to the extent of such coverage;

(b) Any infringement of any patent, trademark, trade secret, copyright or other intellectual proprietary rights, alleged to have occurred because of software, materials or other resources provided by IBM to MSDW, or based upon performance of the Services by IBM, except to the extent caused by the modification, misuse or improper combination with other products by MSDW or MSDW's Affiliates, not authorized by IBM, of such items; or

(c) Any breach of an IBM obligation under Sections 6.1 or 7.3 of the Agreement to comply with applicable lease and license terms for MSDW Equipment or Third Party Software licensed by MSDW or an MSDW Affiliate.

18.2        Indemnity by MSDW.
            -----------------

       MSDW agrees to indemnify, defend and hold harmless IBM and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses incurred as a result of a third-party claim arising from, in connection with, or based on allegations of

(a) MSDW's failure to pay rent or utilities at any location where MSDW is required to furnish space or utilities to IBM pursuant to the Agreement; or

(b) Any infringement of any patent, trademark, trade secret, copyright or other intellectual proprietary rights, alleged to have occurred because of software, materials or other resources provided to IBM by MSDW or based upon MSDW's performance of its obligations under the Agreement, except to the extent caused by the modification, misuse or improper combination with other products by IBM, IBM's Affiliates or IBM Personnel, not authorized by MSDW, of such items.

18.3        Additional Indemnities.
            ----------------------

       IBM and MSDW each agree to indemnify, defend and hold harmless the other, and its Affiliates, officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses incurred as a result of a third-party claim arising from, in connection with, or based on allegations of:

(a) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor (limited to Losses in proportion to the indemnitor's comparative fault);

(b) the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor (limited to Losses in proportion to the indemnitor's comparative fault);

(c) an act or omission of the indemnitor in its capacity as an employer of a person;

(d) a Party's breach of its obligations with respect to Confidential Information; or

(e) the indemnitor's breach of any of the representations and warranties set forth in Sections 16.7(a) and 16.7(c) of the Agreement.

       {*}

18.4        Indemnification Procedures.
            --------------------------

       With respect to third-party claims that are subject to indemnification pursuant to this Article 18, the following procedures shall apply:

(a)    Notice.  Promptly after receipt by any entity entitled to indemnification
       ------
       under Sections 18.1 through 18.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under the Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").


-------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(b)    Procedure Following Notice of Election.  If the indemnitor delivers a
       --------------------------------------
       Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. The indemnitee shall cooperate in all reasonable respects with the indemnitor and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(c)    Procedure Where No Notice of Election Is Delivered. If the indemnitor
       --------------------------------------------------
       does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

18.5        Subrogation.
            -----------

       In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 18.1 through 18.3, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

19.         LIABILITY

19.1        General Intent.
            --------------

       Subject to the specific provisions of this Article 19, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by the Agreement.

19.2        Liability Restrictions.
            ----------------------

(a) SUBJECT TO SUBSECTION 19.2(c), IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT AND WITH RESPECT TO MSDW'S LIABILITY FOR FAILURE TO PAY AMOUNTS DUE UNDER THIS AGREEMENT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES

       EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

(b) Subject to Subsection 19.2(c), each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence, strict liability in tort and with respect to MSDW's liability for failure to pay amounts due under this Agreement) shall be limited in the aggregate, for all claims, causes of action and occurrences, {*}.

(c)    The limitations set forth in {*} shall not apply with respect to:

(i)    {*}

(ii)   {*}

(iii)  {*}

(d) Each Party shall have a duty to mitigate damages for which the other Party is responsible.

19.3        Force Majeure.
            -------------

(a) No Party shall be liable for any default or delay in the performance of its obligations under the Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party; provided, however, that the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to IBM by IBM meeting its obligations for performing disaster recovery Services as described in the Agreement) (any event for which a Party is not liable for default or delay in the performance of its obligation sunder this Subsection (a) a "Force Majeure Event").

(b) In the event of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance


-------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within five (5) calendar days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

(c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services necessary for the performance of MSDW functions reasonably identified by MSDW as critical for more than {*} then at MSDW's option:

(i)    {*};

(ii) MSDW may terminate any portion of the Services so affected {*} and the charges payable under the Agreement shall be equitably adjusted to reflect those terminated Services; or

(iii) MSDW may terminate the Agreement {*} as of a date specified by MSDW in a written notice of termination to IBM;

       provided, however, that MSDW may not terminate the Agreement or any portion of the Services pursuant to Subsections (ii) or (iii) of this Subsection as long as IBM is performing those functions reasonably identified by MSDW as critical. If IBM is performing such functions following a Force Majeure Event, then upon sixty (60) calendar days' prior written notice to MSDW, IBM may cease performing such functions in which case MSDW may terminate the Agreement or any portion of the Services pursuant to Subsections (ii) or (iii) of this Subsection. MSDW and IBM will cooperate with each other to (A) identify a process for minimizing IBM's costs and expenses incurred by IBM as a result of any Force Majeure Event.

20.         DISPUTE RESOLUTION

       Any dispute between the Parties arising out of or relating to the Agreement, including with respect to the interpretation of any provision of the Agreement and with respect to the performance by IBM or MSDW, shall be resolved as provided in this Article 20.

20.1        Informal Dispute Resolution.
            ---------------------------

       Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

(a) Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under the Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.


-------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(i) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(ii) During the course of discussion, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to the Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

(iii) The specific format for the discussions shall be left to the discretion of the designated representatives.

(b) Formal proceedings for the resolution of a dispute pursuant to Section 20.2(a) may not be commenced until the earlier of:

(i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii) {*} days after the initial written request to appoint a designated representative pursuant to Subsection 20.1(a) above (this period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed).

       This Section shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, or as provided in
       Section 20.2(b) or Section 21.6.

20.2        Formal Dispute Resolution.
            -------------------------

(a)    If the Parties are unable to resolve any dispute as contemplated by
       Section 20.1, either Party may file an action to resolve any dispute, controversy or claim.

(b)    Immediate Injunctive Relief.  The Parties agree that disputes,
       ---------------------------
       controversies or claims between them shall not be subject to Sections
       20.1 where a Party makes a good faith determination that a breach of the terms of the Agreement by the other Party is such that a temporary restraining order or other injunctive relief is the only appropriate and adequate remedy. If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and reasonable attorneys' fees of the Party successfully challenging the pleading.

(c)    Jurisdiction.  The Parties consent to the non-exclusive jurisdiction of
       ------------
       competent {*} state courts or federal courts in the {*} for all litigation which may be brought with respect to the terms of, and the transactions


-------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED and relationships contemplated by, the Agreement. The Parties further consent to the jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.

20.3        Continued Performance.
            ---------------------

       Each Party agrees to continue performing its obligations under the Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance).

20.4        Governing Law.
            -------------

       The Agreement and performance under it shall be governed by and construed in accordance with the laws of State of {*} without regard to its choice of law principles.

20.5        Limitations Period.
            ------------------

       No Party may bring an action, regardless of form, arising out of the Agreement after the earlier to occur of:

(a) the expiration of the applicable statutory limitations period under applicable law; and

(b) {*} years after the later of (i) the date the underlying cause of action arose or (ii) the date such cause of action was or should have been discovered by such Party.

21.         TERMINATION

21.1        Termination for Cause.
            ---------------------

(a)    In the event that IBM:

(i) Commits a material breach of the Agreement, which breach is capable of being cured within thirty (30) days and fails to cure the breach within thirty (30) days after notice of breach from MSDW to IBM;

(ii) Commits a material breach of the Agreement which is not capable of being cured within thirty (30) days and fails to (i) proceed promptly and diligently to correct the breach, (ii) develop within thirty (30) days following written notice of breach from MSDW a complete plan for curing the breach, and (iii) cure the breach within sixty (60) days of notice thereof;

(iii)  {*}

(iv)   {*}

------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(v)    Terminates or suspends its business;

       then MSDW may, by giving written notice to IBM and as of a date specified in such notice, terminate {*}

(b) {*} and (ii) MSDW fails to cure such breach {*} of written notice of such breach from IBM, then IBM may, by giving written notice to MSDW, terminate the Agreement as of a date specified in such notice of termination.

21.2        {*}

21.3        Termination of SSAs and NSAs.
            ----------------------------

       If MSDW is entitled to terminate the IPSS Services, Data Network Services or Voice Services pursuant to Sections 21.1(a) or 21.2, then as part of such termination, MSDW may also terminate any SSAs, NSAs and International Agreements associated with those Services being terminated, as designated by MSDW. {*}

21.4        Extension of Termination Effective Date.
            ---------------------------------------

       MSDW may extend the effective date of a termination by MSDW one (1) time, at its sole discretion, provided that the duration of such extension shall not exceed one hundred eighty (180) days following the original effective date of termination. For any notice or notices of such extension provided to IBM within sixty (60) days of the actual date of termination, MSDW shall reimburse IBM at its then-current commercially available rates for those additional resources required as a result of MSDW's failure to provide such notice or notices sixty (60) days prior to the actual date of termination.

21.5        Termination/Expiration Assistance.
            ---------------------------------


-------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(a) (i) Commencing six (6) months prior to expiration of the Agreement or on such earlier date as MSDW may request, or commencing upon any notice of termination {*} or of non-renewal of the Agreement (including notice based upon material breach by MSDW pursuant to Section 21.1(b)), and continuing through the effective date of expiration (as such effective date may be extended pursuant to Section 4.2) or, if applicable, through the effective date of termination of the Agreement (as such effective date may be extended pursuant to Section 21.3), IBM shall provide to MSDW at no additional charge except as otherwise provided in this Subsection
       (a), or at MSDW's request to MSDW's designee, the reasonable termination/expiration assistance requested by MSDW to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to MSDW or its designee (such assistance "Termination/Expiration Assistance"). {*}

(b)    {*}

21.6        {*}

22.         GENERAL

22.1        Binding Nature and Assignment.
            -----------------------------

       The Agreement shall be binding on the Parties as well as their respective successors and permitted assigns. Neither Party may, or shall have the power to, assign the Agreement or delegate such Party's obligations under the Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that

(a) IBM may delegate its obligations under the Agreement to {*} in accordance with Section 9.6 of the Agreement;

(b) MSDW may assign its rights and obligations under the Agreement without the approval of IBM to an entity which acquires all or substantially all of the assets of MSDW or to any subsidiary or Affiliate or successor in a merger or acquisition of MSDW; and


-------

{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

(c) IBM may assign or transfer to a third party its rights to receive payments from MSDW under the Agreement.

       In the event of an assignment of the Agreement, delegation of a Party's obligations or assignment or transfer of rights to receive payments as permitted by this Section, the assigning Party shall remain obligated to perform its obligations under the Agreement (including any obligations assigned or delegated).

22.2        Entire Agreement.
            ----------------

       The Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements (including the Previous Agreement), whether written or oral, with respect to the subject matter contained in the Agreement.

22.3        Notices.
            -------

       All notices, requests, demands, and determinations under the Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one business
       (1) day after being given to an express, overnight courier with a reliable system for tracking delivery, or (iii) six (6) business days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

In the case of MSDW:                                         With a copy to:
-------------------                                          --------------
Morgan Stanley Dean Witter                                   Morgan Stanley Dean Witter
2500 Lake Cook Road                                          1585 Broadway
Riverwoods, Illinois 60015                                   New York, NY 10036
Attention:  MSDW Contract Executive                          Attention:  General Counsel
   (Steven Van Wyk)

--------------------------------------------------------------------------------------------------------
In the case of IBM:                                          With a copy to:
------------------                                           --------------
International Business Machines Corporation                  International Business Machines Corporation
231 North Martingale Road                                    Route 100
Schaumburg, Illinois 60173-2254                              Somers, New York 10589
Attention:  IBM Project Executive, MSDW                      Attention:  General Counsel, IBM Global
                                                                Services
--------------------------------------------------------------------------------------------------------

       A Party may from time to time change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will become effective.

22.4        Counterparts.
            ------------

       The Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

22.5        Headings.
            --------

       The Article, Section, and Subsection headings of the Agreement, and the table of contents of the Agreement, are for reference and convenience only and shall not enter into the interpretation of the Agreement.

22.6        Relationship of Parties.
            -----------------------

       IBM, in furnishing the Services, is acting as an independent contractor. IBM has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by IBM under the Agreement. IBM is not an agent of MSDW and has no authority to represent MSDW as to any matters, except as otherwise expressly authorized in the Agreement.

22.7        Severability.
            ------------

       In the event that any provision of the Agreement conflicts with the law under which the Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of the Agreement shall remain in full force and effect.

22.8        Consents and Approval.
            ---------------------

       Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under the Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under the Agreement shall not relieve the other Party from responsibility for complying with the requirements of the Agreement, nor shall it be construed as a waiver of any rights under the Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

22.9        Waiver of Default; Cumulative Remedies.
            --------------------------------------

(a) No waiver of any right, or discharge of any obligation, under the Agreement shall be valid unless in writing and signed by an authorized representative of the Party against which such waiver or discharge is sought to be enforced. A delay or omission by either Party to exercise any right or power under the Agreement shall not be construed to be a waiver of such right or power. A waiver by either Party of any of obligation to be performed by the other Party or of any breach by the other Party shall not be construed to be a waiver of any succeeding obligation or breach, or of any other obligation under the Agreement.

(b) Except as otherwise expressly provided by the Agreement, all remedies under the Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

22.10       Survival.
            --------

       Any provision of the Agreement which contemplates performance or observance subsequent to any termination or expiration of the Agreement (in whole or in part) shall survive any termination or expiration of the Agreement (in whole or in part, as applicable) and continue in full force and effect.

22.11       Public Disclosures.
            ------------------

       All media releases, public announcements, and public disclosures by either Party relating to the Agreement or the subject matter of the Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release. Notwithstanding the foregoing, IBM may list MSDW as a customer, and MSDW may list IBM as an information technology services provider, and each Party may describe in general terms the services provided by IBM under the Agreement in proposals and other marketing materials.

22.12       Service Marks.
            -------------

       Each Party agrees that it shall not, without the other Party's prior written consent, use the name, service marks or trademarks of such other Party.

22.13       Third Party Beneficiaries.
            -------------------------

       The Agreement is entered into solely between, and may be enforced only by, MSDW and IBM. The Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party.

22.14       Amendment.
            ----------

       This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.

22.15       Order of Precedence.
            -------------------

       It is the intent of the Parties that the language in the documents making up the Agreement be construed to the maximum extent possible so as not to create a conflict among or between such documents. To the extent any conflict among or between the documents making up the Agreement cannot be resolved through application of the foregoing rule, such conflict will be resolved in accordance with the following order of precedence (in descending order of precedence (i.e., starting with highest precedence and ending with lowest precedence)):

(i) NSAs, International Agreements as well as SSAs that were executed by the MSDW Contract Executive;

(ii)   The Schedules and exhibit 3 of the Previous Agreement;

(iii)  The Attachments to the Schedules;

(iv)   The Annexes to the Attachments;

(v)    The Services Agreement; and

(vi) SSAs and International Agreements not executed by the MSDW Contract Executive.

22.16       Covenant of Good Faith.
            ----------------------

       Each Party agrees that, in its respective dealings with the other Party under or in connection with the Agreement, it shall act in good faith.


MORGAN STANLEY DEAN WITTER & CO.         INTERNATIONAL BUSINESS MACHINES
                                         CORPORATION

By:                                      By:
   ------------------------------           ------------------------------

Printed:                                 Printed:
        -------------------------                -------------------------

Title:                                   Title:
      ---------------------------              ---------------------------

Date:                                    Date:
     ----------------------------             ----------------------------